September 3, 2019

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,214 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”), a Delaware statutory trust.

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,214 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,214 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

AJD/MVW

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Dynamic Tactical Income ETF
3.	Agility Shares Managed Risk Equity ETF
4.	Agility Shares Put Write Enhance Equity ETF
5.	Agility Shares Tactical Core Fixed Income ETF
6.	Altegris/AACA Opportunistic Real Estate Fund
7.	Altegris/AACA Real Estate Income Fund
8.	Altegris GSA Trend Strategy Fund
9.	Altegris Managed Futures Strategy Fund
10.	Altegris Futures Evolution Fund
11.	Ascendant Deep Value Bond Fund
12.	Ascendant Tactical Yield Fund
13.	Astor Dynamic Allocation Fund
14.	Astor Macro Alternative Fund
15.	Astor Sector Allocation Fund
16.	Athena Behavioral Tactical Fund
17.	Beech Hill Total Return Fund
18.	Biondo Focus Fund
19.	BTS Tactical Fixed Income Fund
20.	BTS Managed Income Fund
21.	Chadwick & D’Amato Fund
22.	Changing Parameters Fund
23.	CMG Mauldin Core Fund
24.	CMG Tactical All Asset Strategy Fund
25.	CMG Tactical Bond Fund
26.	Core Market Neutral Fund
27.	Deer Park Total Return Credit Fund
28.	Eagle MLP Strategy Fund
29.	Equinox MutualHedge Futures Strategy Fund
30.	The Global Rates Fund
31.	Grant Park Multi-Alternative Strategies Fund
32.	KCM Macro Trends Fund
33.	Ladenburg Income Fund
34.	Ladenburg Income & Growth Fund
35.	Ladenburg Growth & Income Fund
36.	Ladenburg Growth Fund
37.	Ladenburg Aggressive Growth Fund
38.	Leader Floating Rate Fund
39.	Leader Short Duration Bond Fund
40.	Leader Total Return Fund
41.	Navigator Equity Hedged Fund
42.	Navigator Duration Neutral Bond Fund
43.	Navigator Sentry Managed Volatility Fund
44.	Navigator Tactical Fixed Income Fund
45.	Navigator Ultra Short Bond Fund
46.	PSI All Asset Fund
47.	PSI Total Return Fund
48.	PSI Strategic Growth Fund
49.	PSI Tactical Growth Fund
50.	Patriot Fund
51.	Power Dividend Index Fund
52.	Power Income Fund
53.	Power Momentum Index Fund
54.	Power Dividend Mid-Cap Index Fund
55.	Power Floating Rate Index Fund
56.	Power Global Tactical Allocation/JAForlines Fund
57.	Princeton Long/Short Treasury Fund
58.	Princeton Premium Fund
59.	Probabilities Fund
60.	Probabilities Sector Rotation Fund
61.	Sierra Tactical All Asset Fund
62.	Sierra Tactical Core Income Fund
63.	Sierra Tactical Municipal Fund
64.	RiskPro PFG Aggressive 30+ Fund
65.	RiskPro PFG 30+ Fund
66.	RiskPro 30+ Fund
67.	RiskPro Aggressive 30+ Fund
68.	RiskPro Dynamic 0-10 Fund
69.	RiskPro Dynamic 15-25 Fund
70.	RiskPro Dynamic 20-30 Fund
71.	RiskPro PFG Balanced 20-30 Fund
72.	RiskPro PFG Global 30+ Fund
73.	RiskPro PFG Equity 30+ Fund
74.	RiskPro Tactical 0-30 Fund
75.	RiskPro PFG 0-15 Fund
76.	RiskPro Alternative 0-15 Fund
77.	Toews Tactical Defensive Alpha Fund
78.	Toews Tactical Income Fund
79.	Toews Tactical Monument Fund
80.	Toews Tactical Opportunity Fund
81.	Toews Tactical Oceana Fund
82.	Toews Tactical Growth Allocation Fund
83.	Toews Unconstrained Income Fund
84.	TransWestern Institutional Short Duration Government Bond Fund
85.	Zeo Short Duration Income Fund
86.	Zeo Sustainable Credit Fund